SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): February 15, 2005




                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                  001-11001              06-0619596
  (State or other jurisdiction       (Commission          (I.R.S. Employer
        of incorporation)            File Number)         Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut  06905
                    (Address of Principal Executive Offices)

                                 (203) 614-5600
               (Registrant's Telephone Number, Including Area Code)



                           No Change Since Last Report
                           ---------------------------
         (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 Entry into a Material Definitive Agreement
          ------------------------------------------

          On February 15, 2005, Citizens Communications Company entered into an employment agreement with John H. Casey, III, who has been employed by the company since 1999 and who is currently employed as an Executive Vice President.

          The employment agreement has an initial term of five years, expiring in February of 2010, that automatically renews at the end of the initial or any renewal term for an additional one-year term unless either party provides prior notice of non-renewal.

          Pursuant to the terms of his employment agreement, Mr. Casey earns a base salary of $400,000. He is also entitled to a target bonus amount equal to 100% of his base salary. Additionally, with respect to each fiscal year during his employment term, Mr. Casey is eligible to receive a grant of restricted shares of common stock in an amount to be determined by the Compensation Committee of the Company's Board of Directors commensurate with Mr. Casey's performance. He also will receive a grant of 50,000 restricted shares of stock for his performance during 2004.

          If Mr. Casey's employment is terminated without cause or if he resigns his employment for "good reason" (as defined in the agreement), he will receive an amount equal to one year of the then current base salary and the target bonus, both payable on the date of termination. All restricted shares of common stock will vest and become non-forfeitable and he will continue coverage under the medical, dental, life insurance, and other health and welfare benefits provided by the Company for one year from the date of termination. In the event of a constructive termination as a result of a "change in control" (as defined in the agreement), he will be entitled to receive these same amounts subject to reduction if such amounts would be subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CITIZENS COMMUNICATIONS COMPANY
                                  (Registrant)


                         By: /s/ Robert J. Larson
                             --------------------------
                             Robert J. Larson
                             Senior Vice President and
                             Chief Accounting Officer

Date: February 22, 2005